Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP REPORTS 11.4% RISE IN E.P.S. FOR 2008
Strong Year-over-Year Performance Reflects Growth in Earning Assets, Higher
Net Interest Margin and Sustained Credit Quality
New York, NY, January 27, 2009 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported that net income grew to $16.0 million for 2008, from $14.6 million for 2007. Earnings per share on a diluted basis for 2008 rose to $0.88, an increase of 11.4% from $0.79 per share a year ago.

     2008 Highlights:
•	Earnings Growth — The 11.4% rise in diluted EPS for 2008 was primarily driven by an increase in net interest income due to higher balances of loans and other interest-earning assets, as well as management’s focus on pricing of assets and liabilities to enhance the net interest margin.

•	Strong ROE — Sterling’s return on average tangible equity was 16.52% for 2008.

•	Higher Net Interest Margin — The net interest margin, on a tax-equivalent basis, was 4.60%, up 11 basis points from a year ago.

•	Increased Loan Volume — Loans held in portfolio averaged $1,141.4 million for 2008, an increase of 6.7% from a year ago.

•	Solid Core Deposits — Demand deposits averaged $448.2 million for the year, equivalent to 36.0% of total deposits as of December 31, 2008.

•	Sound Asset Quality — The ratio of nonperforming assets to total assets at December 31, 2008 was 0.40%, compared to 0.42% at the end of the third quarter and 0.40% at December 31, 2007.

•	Strong Capital Base — Sterling’s capital ratios exceeded regulatory requirements for a well-capitalized institution, with total risk-based capital of 13.56% at December 31, 2008.

For the fourth quarter of 2008, Sterling’s net income was $4.0 million, compared to $4.2 million for the same period of the prior year. Diluted EPS was $0.22 for the fourth quarter of 2008, compared to $0.23 per diluted share for the 2007 period.
Management Comments
“Sterling’s solid performance during 2008 is particularly noteworthy in light of the dramatic decline in overall economic conditions during the past year and the adverse impact on many financial institutions,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “We delivered a double-digit percentage increase in earnings per share for the full year and produced solid loan growth by continuing to focus on serving the needs of our marketplace. At the same time, we significantly increased our capital base and preserved our traditionally strong asset quality — both of which are key elements of Sterling’s strength and stability.”
“We have been — and continue to be — an active lender throughout the current economic cycle. As a strong and sound institution, we welcomed the opportunity to participate in the U.S. Treasury’s Capital Purchase Program, which has further enhanced our capacity to make loans, serve the needs of our market and grow our business. In keeping with the spirit and purpose of the program, we have already originated new credits for commercial loans and home mortgages in excess of the Treasury funds we received. A significant percentage of this amount represents new customers, whose previous sources of credit may have been unable or unwilling to meet their needs in this environment. We remain committed to responsibly and prudently serving borrowers and supporting business activity in our market,” Mr. Cappelli said.
“Our Company was founded in 1929 and, as we begin our 80th year in business, we are well acquainted with and prepared for the ups and downs of the economic cycle. Our staying power over eight decades reflects our sharp focus on serving the needs of our marketplace, while maintaining our longstanding rigorous lending and risk management standards. With our conservative investment model, we have largely avoided the large mark-to-market adjustments that have led to sizeable losses at other institutions. In addition, we have a strong capital base and a pool of liquidity that we believe will permit us to withstand economic challenges and pursue opportunities that continue to emerge,” Mr. Cappelli noted.
Full Year 2008 Financial Results
Net income for 2008 was $16.0 million or $0.88 per diluted share, up from $14.6 million or $0.79 per diluted share for 2007. Results for 2007 included a loss on discontinued operations, net of taxes, of $0.8 million.
Net interest income for 2008, on a tax-equivalent basis, was $85.2 million, a 14.6% increase from 2007. The growth in net interest income primarily reflected higher average loan and investment securities balances, higher yields on investments and lower funding costs due to Sterling’s asset-liability management strategy. Net interest margin for 2008, on a tax-equivalent basis, increased 11 basis points from the prior year, to 4.60%.

“Our balance sheet management strategy has contributed to Sterling’s strong financial performance,” said Mr. Cappelli. “We have employed cost-effective wholesale funding in lieu of higher-priced time deposits, while at the same time maintaining our core depositor relationships. Also, we have not faced the capital and liquidity issues that have obliged some competing institutions to overpay for deposits. The result has been a meaningful improvement in our net interest margin despite a volatile interest rate environment.”
Noninterest income was $33.3 million for 2008, compared to $35.4 million for the prior year. The decrease was primarily due to other than temporary impairment charges totaling $1.7 million recognized in the second and third quarters of 2008, and a slight decline in mortgage banking income due to the lower origination volume experienced within the industry generally.
Noninterest expenses for 2008 were $84.5 million, compared to $79.5 million for 2007. The increase primarily reflected higher personnel expenses due to normal salary increases and investments in the growth of the Sterling franchise, increased occupancy costs due to higher rents and increased professional fees, primarily related to revenue enhancement projects, as well as the settlement of certain litigation.
The provision for income taxes was $9.2 million and $8.6 million, respectively, for the years 2008 and 2007.
Fourth Quarter 2008 Financial Results
Net income was $4.0 million or $0.22 per diluted share for the 2008 fourth quarter, compared to $4.2 million or $0.23 per diluted share for the same period in 2007.
Net interest income increased 13.6% to $21.8 million on a tax-equivalent basis for the fourth quarter of 2008. The increase, as noted above, was primarily due to the higher average loan and investment securities balances, as well as reduced funding costs arising from the Company’s wholesale funding strategy. Reflecting the above factors, the net interest margin rose 18 basis points from the prior year, to 4.50% on a tax-equivalent basis.
Noninterest income was $8.8 million for the fourth quarter of 2008, compared to $9.5 million in the year-ago period. The decrease primarily reflects lower mortgage banking income as discussed above.
Noninterest expenses were $21.5 million for the 2008 fourth quarter, compared to $20.4 million in the same 2007 period.

The provision for income taxes was $2.7 million for the fourth quarter of 2008, compared to $2.6 million for the same period of 2007.
Earning Assets and Deposits
Loans held in portfolio, net of unearned discounts, averaged $1,141.4 million for 2008, an increase of 6.7% from a year ago. The increase reflected growth across a wide range of Sterling’s lending products and services from both existing and new customers. The Company believes that its strong liquidity should provide capacity for further loan growth, as the ratio of loans held in portfolio to deposits was 87.6% as of December 31, 2008.
Investment securities averaged $756.3 million for 2008, up from $586.5 million a year ago, primarily due to the implementation of asset/liability management strategies designed to capitalize on current market conditions. Approximately 93.7% of Sterling’s investment portfolio is comprised of debt obligations of U.S. government corporations and government sponsored enterprises, with another 2.9% in obligations of states and political subdivisions.
Demand deposits averaged $448.2 million for 2008, compared with $444.7 million a year earlier. Demand deposits represented 36.0% of total deposits as of December 31, 2008, one of the highest ratios of demand to total deposits in the industry.
Asset Quality Highlights
The ratio of nonperforming assets to total assets was 0.40% at December 31, 2008, unchanged from a year earlier. The allowance for loan losses as a percentage of total loans held in portfolio increased to 1.31% at December 31, 2008, from 1.27% a year ago.
Recognizing the possibility of a further downturn in economic conditions, management’s attention has been fully focused on maintaining Sterling’s well-established sound asset quality through continued diligent underwriting and credit standards, careful evaluation of borrowers and business conditions, and prudent approaches to loan loss provisions and reserve coverage. The provision for loan losses increased to $8.3 million for the full year and $2.2 million for the fourth quarter of 2008, from $5.9 million and $1.4 million, respectively, for the corresponding periods of 2007.
Factors affecting the level of the allowance for loan losses and, therefore, the provision, include the growth of the loan portfolio, changes in general economic conditions, the amount and trend of nonaccrual loans and charge-offs, and other factors based on management’s continuing evaluation of the loan portfolio.

Capital and Dividends
As of December 31, 2008, Sterling’s Tier 1 risk-based capital ratio was 12.43%, total risk-based capital was 13.56% and the Tier 1 leverage ratio was 8.51%. These ratios reflect the proceeds from the Company’s participation in the U.S. Treasury Capital Purchase Program. Sterling’s capital ratios exceeded the regulatory requirements for a well-capitalized institution prior to receiving the Treasury funds.
Sterling paid a cash dividend of $0.19 per common share on December 31, 2008, to shareholders of record as of December 15, 2008. The Company has a track record of continuous cash dividends that extends to 252 quarters or 63 years.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Tuesday, January 27, 2009 at 10:00 a.m. Eastern Standard Time to discuss the 2008 financial results. To access the conference call live, interested parties may dial 800-230-1766 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Standard Time on January 27, 2009 until 11:59 p.m. Eastern Time on February 10, 2009. To access the replay by telephone, interested parties may dial 800-475-6701; enter the Access Code 983593.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.2 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, statements concerning the Company’s belief that it is prepared for the ups and downs of the economic cycle, that its strong capital base and pool of liquidity will permit the Company to withstand economic challenges and pursue opportunities that continue to emerge, and that the Company’s strong liquidity should provide capacity for further loan growth, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
OPERATING HIGHLIGHTS (1)
Interest income	$28,609	$31,172	$118,071	$121,444
Interest expense	6,933	12,094	33,388	47,560
Provision for loan losses	2,225	1,400	8,325	5,853
Noninterest income	8,813	9,536	33,300	35,401
Noninterest expenses	21,503	20,375	84,476	79,478
Income from continuing operations, before income taxes	6,761	6,839	25,182	23,954
Provision for income taxes	2,712	2,649	9,176	8,560
Income from continuing operations	4,049	4,190	16,006	15,394
Loss from discontinued operations, net of income taxes	0	0	0	(795)
Net income	4,049	4,190	16,006	14,599

Net income per average common share:
Basic	0.22	0.24	0.89	0.80
Diluted	0.22	0.23	0.88	0.79
Income from continuing operations per average common share:
Basic	0.22	0.24	0.89	0.85
Diluted	0.22	0.23	0.88	0.83

Cash dividends declared	0.19	0.19	0.76	0.76

Common shares outstanding:
Period end	18,095	17,819	18,095	17,819
Average Basic	18,056	17,808	17,993	18,210
Average Diluted	18,170	18,131	18,210	18,532

Return on average assets (2)	0.76%	0.84%	0.77%	0.81%
Return on average tangible equity (3)	16.16%	17.17%	16.52%	15.20%
Return on average stated equity (4)	13.14%	13.89%	13.36%	12.40%
Net interest spread, tax-equivalent basis	4.04%	3.43%	4.04%	3.50%
Net interest margin, tax-equivalent basis	4.50%	4.32%	4.60%	4.49%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(3)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(4)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$806,889	$625,241	$806,889	$625,241
Loans held for sale	23,403	23,756	23,403	23,756
Loans held in portfolio, net of unearned discount	1,221,543	1,187,124	1,221,543	1,187,124
Total earning assets	2,065,784	1,837,101	2,065,784	1,837,101
Allowance for loan losses	16,010	15,085	16,010	15,085
Total assets	2,214,698	2,012,649	2,214,698	2,012,649

Demand deposits	501,543	535,351	501,543	535,351
Savings, NOW and money market deposits	564,205	467,446	564,205	467,446
Time deposits	329,034	524,189	329,034	524,189
Customer repurchase agreements	44,334	60,054	44,334	60,054
Other short-term borrowings	319,070	145,364	319,070	145,364
Long-term borrowings	175,774	65,774	175,774	65,774
Shareholders’ equity	160,565	121,070	160,565	121,070

Average Balances
Investment securities	$754,242	$635,689	$756,337	$586,463
Loans held for sale	20,423	32,751	23,286	43,919
Loans held in portfolio, net of unearned discount	1,186,327	1,128,293	1,141,437	1,069,453
Total earning assets	1,967,726	1,801,205	1,927,231	1,726,087
Total assets	2,112,717	1,968,779	2,086,505	1,892,751

Demand deposits	453,913	444,233	448,180	444,672
Savings, NOW and money market deposits	577,306	513,249	522,807	498,827
Time deposits	346,035	548,180	451,031	556,869
Customer repurchase agreements	96,779	83,325	89,602	80,649
Other short-term borrowings	234,722	102,287	190,238	50,924
Long-term borrowings	175,774	57,513	163,479	44,130
Shareholders’ equity	122,557	119,718	119,792	124,140

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$1,918	$1,178	$6,388	$5,784
Nonperforming loans	7,414	6,383	7,414	6,383
Other real estate owned	1,544	1,670	1,544	1,670
Nonperforming assets	8,958	8,053	8,958	8,053
Nonperforming loans/loans (1)	0.60%	0.53%	0.60%	0.53%
Nonperforming assets/assets	0.40%	0.40%	0.40%	0.40%
Allowance for loan losses/loans (2)	1.31%	1.27%	1.31%	1.27%
Allowance for loan losses nonperforming loans	215.94%	236.33%	215.94%	236.33%

CAPITAL RATIOS
Tier 1 risk based	12.43%	9.76%	12.43%	9.76%
Total risk based	13.56%	10.87%	13.56%	10.87%
Leverage	8.51%	6.88%	8.51%	6.88%

Book value per common share	$6.55	$6.79	$6.55	$6.79

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	December 31,
	2008	2007
ASSETS
Cash and due from banks	$31,832	$66,413
Interest-bearing deposits with other banks	13,949	980

Investment securities
Available for sale (at estimated fair value)	505,762	263,380
Held to maturity (at amortized cost)	301,127	361,861

Total investment securities	806,889	625,241

Loans held for sales	23,403	23,756

Loans held in portfolio, net of unearned discounts	1,221,543	1,187,124
Less allowance for loan losses	16,010	15,085

Loans held in portfolio, net	1,205,533	1,172,039

Customers’ liability under acceptances	95	201
Goodwill	22,901	22,901
Premises and equipment, net	10,668	11,179
Other real estate	1,544	1,670
Accrued interest receivable	8,917	7,081
Cash surrender value of BOLI and other life insurance policies	45,845	42,530
Other assets	43,122	38,658

	$2,214,698	$2,012,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$501,543	$535,351
Savings, NOW and money market	564,205	467,446
Time	329,034	524,189

Total deposits	1,394,782	1,526,986

Securities sold under agreements to repurchase — customers	44,334	60,054
Securities sold under agreements to repurchase — dealers	0	10,200
Federal funds purchased	131,000	65,000
Commercial paper	11,732	20,879
Short-term borrowings — FHLB	75,000	45,000
Short-term borrowings — FRB	100,000	0
Short-term borrowings — other	1,338	4,285
Long-term borrowings — FHLB	150,000	40,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	95	201
Accrued expenses and other liabilities	120,078	93,200

Total liabilities	2,054,133	1,891,579

Shareholders’ equity	160,565	121,070

	$2,214,698	$2,012,649

MEMORANDA
Available for sale securities — amortized cost	$502,844	$265,935
Held to maturity securities — estimated fair value	305,628	359,725
Shares outstanding
Common issued	22,202,419	21,278,531
Common in treasury	4,107,191	3,459,302
NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
INTEREST INCOME
Loans	$19,237	$23,254	$80,445	$92,247
Investment securities — available for sale	5,696	3,480	21,858	9,139
Investment securities — held to maturity	3,664	4,406	15,718	18,705
Federal funds sold	0	6	8	1,236
Deposits with other banks	12	26	42	117

Total interest income	28,609	31,172	118,071	121,444

INTEREST EXPENSE
Savings, NOW and money market deposits	1,693	3,115	6,403	13,083
Time deposits	2,671	6,093	15,105	25,680
Securities sold u/a/r — customers	348	811	1,855	3,392
Securities sold u/a/r — dealers	12	309	1,127	309
Federal funds purchased	123	323	899	430
Commercial paper	49	277	461	1,350
Short-term borrowings — FHLB	314	283	1,309	336
Short-term borrowings — FRB	44	0	47	0
Short-term borrowings — other	8	18	35	66
Long-term borrowings — FHLB	1,147	341	4,053	820
Long-term subordinated debentures	524	524	2,094	2,094

Total interest expense	6,933	12,094	33,388	47,560

Net interest income	21,676	19,078	84,683	73,884
Provision for loan losses	2,225	1,400	8,325	5,853

Net interest income after provision for loan losses	19,451	17,678	76,358	68,031

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	4,001	3,999	15,713	15,536
Service charges on deposit accounts	1,389	1,274	5,418	5,588
Other customer related service charges and fees	697	780	2,791	3,044
Mortgage banking income	1,949	2,630	8,619	8,893
Trust fees	176	153	571	551
Income from bank owned life insurance policies	275	274	1,127	1,092
Gain (Loss) on sale of OREO	35	(100)	(326)	(331)
Securities gains (losses)	0	191	(1,684)	188
Other income	291	335	1,071	840

Total noninterest income	8,813	9,536	33,300	35,401

NONINTEREST EXPENSES
Salaries	10,067	10,048	38,523	36,797
Employee benefits	2,394	2,357	9,893	9,506

Total personnel expense	12,461	12,405	48,416	46,303
Occupancy and equipment expenses, net	2,663	2,401	11,365	10,354
Advertising and marketing	1,186	923	3,914	3,897
Professional fees	1,991	1,832	7,873	6,666
Communications	446	486	1,757	1,941
Other expenses	2,756	2,328	11,151	10,317

Total noninterest expenses	21,503	20,375	84,476	79,478

Income from continuing operations before income taxes	6,761	6,839	25,182	23,954
Provision for income taxes	2,712	2,649	9,176	8,560

Income from continuing operations	4,049	4,190	16,006	15,394

Loss from discontinued operations, net of income taxes	0	0	0	(795)

Net income	$4,049	$4,190	$16,006	$14,599

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Average number of common shares outstanding
Basic	18,055,885	17,807,998	17,992,765	18,209,740
Diluted	18,170,479	18,131,146	18,209,646	18,531,546

Income from continuing operations, per average common share
Basic	$0.22	$0.24	$0.89	$0.85
Diluted	0.22	0.23	0.88	0.83

Net income per average common share
Basic	0.22	0.24	0.89	0.80
Diluted	0.22	0.23	0.88	0.79

Dividends per common share	0.19	0.19	0.76	0.76
NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Net income	$4,049	$4,190	$16,006	$14,599

Other comprehensive income, net of tax:
Unrealized holding gains on securities, arising during the period	6,891	581	360	835

Reclassification adjustment for securities (gains) losses included in net income	(3)	(106)	920	(106)

Pension liability adjustment	(7,613)	(596)	(7,613)	(596)

Amortization of:
Prior service cost	9	12	36	55
Net actuarial losses	161	235	850	843

Comprehensive income	$3,494	$4,316	$10,559	$15,630

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Balance, at beginning of period	$118,344	$119,935	$121,070	$132,263
Net income for period	4,049	4,190	16,006	14,599
Preferred shares and warrants to purchase common shares issued in connection with the US Treasury Capital Purchase Program	42,000	0	42,000	0
Common shares issued under stock incentive plan and related tax benefits	2,553	169	10,425	896
Stock option compensation expense	33	33	132	114
Cash dividends-Common shares	(3,425)	(3,383)	(13,674)	(13,755)
Surrender of shares issued under incentive compensation plan	(2,434)	0	(9,221)	(456)
Purchase of common shares for treasury	0	0	0	(13,622)
Change in net unrealized holding gains on available for sale securities	6,891	581	360	835
Reclassification adjustment for securities (gains) losses included in net income	(3)	(106)	920	(106)
Pension liability adjustment	(7,613)	(596)	(7,613)	(596)
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	(726)	0
Amortization of:
Prior service cost	9	12	36	55
Net actuarial losses	161	235	850	843

Balance, at end of period	$160,565	$121,070	$160,565	$121,070

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	December 31, 2008			December 31, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$6,734	$12	0.74%	$3,929	$26	2.62%

Investment securities — available for sale	423,752	5,481	5.17	243,313	3,298	5.42
Investment securities — held to maturity	307,372	3,664	4.77	372,972	4,406	4.73
Investment securities — tax exempt [2]	23,118	352	6.09	19,404	299	6.13

Total investment securities	754,242	9,497	5.04	635,689	8,003	5.03
Federal funds sold	0	0	0.00	543	6	4.40
Loans, net of unearned discount [3]	1,206,750	19,237	6.62	1,161,044	23,254	8.34

Total Interest-Earning Assets [2]	1,967,726	28,746	5.97%	1,801,205	31,289	7.11%

Cash and due from banks	39,061			62,573
Allowance for loan losses	(16,457)			(15,604)
Goodwill	22,901			22,901
Other	99,486			97,704

Total Assets	$2,112,717			$1,968,779

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$17,945	11	0.25%	$17,761	23	0.51%
NOW	215,619	306	0.56	241,178	1,414	2.33
Money market	343,742	1,376	1.59	254,310	1,678	2.62
Time	345,458	2,669	3.08	547,605	6,092	4.41
Foreign
Time	577	2	1.10	575	1	1.09

Total Interest-Bearing Deposits	923,341	4,364	1.88	1,061,429	9,208	3.44

Borrowings
Securities sold u/a/r — customers	96,779	348	1.43	83,325	811	3.86
Securities sold u/a/r — dealers	1,909	12	2.44	25,670	309	4.78
Federal funds purchased	75,362	123	0.64	28,152	323	4.49
Commercial paper	12,248	49	1.62	22,758	277	4.82
Short-term borrowings — FHLB	108,261	314	1.15	23,913	283	4.69
Short-term borrowings — FRB	34,587	44	0.51	0	0	0.00
Short-term borrowings — other	2,355	8	1.28	1,794	18	4.13
Long-term borrowings — FHLB	150,000	1,147	3.04	31,739	341	4.31
Long-term borrowings — sub debt	25,774	524	8.38	25,774	524	8.38

Total Borrowings	507,275	2,569	2.02	243,125	2,886	4.73

Total Interest-Bearing Liabilities	1,430,616	6,933	1.93%	1,304,554	12,094	3.68%

Noninterest-bearing demand deposits	453,913			444,233
Other liabilities	105,631			100,274

Total Liabilities	1,990,160			1,849,061
Shareholders’ equity	122,557			119,718

Total Liabilities and Shareholders’ Equity	$2,112,717			$1,968,779

Net interest income/spread [2]		21,813	4.04%		19,195	3.43%

Net yield on interest-earning assets			4.50%			4.32%

Less: Tax-equivalent adjustment		137			117

Net interest income		$21,676			$19,078

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended
	December 31, 2008			December 31, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$5,727	$42	0.74%	$3,033	$117	3.86%

Investment securities — available for sale	402,393	21,040	5.23	165,289	8,379	5.07
Investment securities — held to maturity	332,033	15,718	4.73	401,212	18,705	4.66
Investment securities — tax exempt [2]	21,911	1,339	6.11	19,962	1,250	6.26

Total investment securities	756,337	38,097	5.04	586,463	28,334	4.83
Federal funds sold	444	8	1.84	23,219	1,236	5.32
Loans, net of unearned discount [3]	1,164,723	80,445	7.37	1,113,372	92,247	8.83

Total Interest-Earning Assets [2]	1,927,231	118,592	6.40%	1,726,087	121,934	7.36%

Cash and due from banks	49,269			66,384
Allowance for loan losses	(16,087)			(16,233)
Goodwill	22,901			22,885
Other	103,191			93,628

Total Assets	$2,086,505			$1,892,751

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,460	59	0.32%	$19,618	101	0.51%
NOW	239,944	2,306	0.96	237,731	5,903	2.48
Money market	264,403	4,038	1.53	241,478	7,079	2.93
Time	450,455	15,099	3.35	556,295	25,674	4.62
Foreign
Time	576	6	1.09	574	6	1.09

Total Interest-Bearing Deposits	973,838	21,508	2.21	1,055,696	38,763	3.67

Borrowings
Securities sold u/a/r — customers	89,602	1,855	2.07	80,649	3,392	4.21
Securities sold u/a/r — dealers	41,808	1,127	2.69	6,470	309	4.78
Federal funds purchased	50,368	899	1.79	9,281	430	4.63
Commercial paper	17,806	461	2.59	26,731	1,350	5.05
Short-term borrowings — FHLB	69,708	1,309	1.88	7,082	336	4.74
Short-term borrowings — FRB	8,841	47	0.53	0	0	0.00
Short-term borrowings — other	1,707	35	2.04	1,360	66	4.87
Long-term borrowings — FHLB	137,705	4,053	2.94	18,356	820	4.47
Long-term borrowings — sub debt	25,774	2,094	8.38	25,774	2,094	8.38

Total Borrowings	443,319	11,880	2.68	175,703	8,797	5.03

Total Interest-Bearing Liabilities	1,417,157	33,388	2.36%	1,231,399	47,560	3.86%

Noninterest-bearing demand deposits	448,180			444,672
Other liabilities	101,376			92,540

Total Liabilities	1,966,713			1,768,611
Shareholders’ equity	119,792			124,140

Total Liabilities and Shareholders’ Equity	$2,086,505			$1,892,751

Net interest income/spread [2]		85,204	4.04%		74,374	3.50%

Net yield on interest-earning assets			4.60%			4.49%

Less: Tax-equivalent adjustment		521			490

Net interest income		$84,683			$73,884

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	December 31, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$12	$(26)	$(14)

Investment securities — available for sale	2,344	(161)	2,183
Investment securities — held to maturity	(780)	38	(742)
Investment securities — tax exempt	55	(2)	53

Total investment securities	1,619	(125)	1,494

Federal funds sold	(6)	0	(6)
Loans, net of unearned discounts [3]	970	(4,987)	(4,017)

TOTAL INTEREST INCOME	$2,595	$(5,138)	$(2,543)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(12)	$(12)
NOW	(136)	(972)	(1,108)
Money market	481	(783)	(302)
Time	(1,884)	(1,539)	(3,423)
Foreign
Time	1	0	1

Total interest-bearing deposits	(1,538)	(3,306)	(4,844)

Borrowings
Securities sold under agreements to repurchase — customers	114	(577)	(463)
Securities sold under agreements to repurchase — dealers	(194)	(103)	(297)
Federal funds purchased	229	(429)	(200)
Commercial paper	(94)	(134)	(228)
Short-term borrowings — FHLB	377	(346)	31
Short-term borrowings — FRB	44	0	44
Short-term borrowings — other	5	(15)	(10)
Long-term borrowings — FHLB	936	(130)	806
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	1,417	(1,734)	(317)

TOTAL INTEREST EXPENSE	$(121)	$(5,040)	$(5,161)

NET INTEREST INCOME	$2,716	$(98)	$2,618

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Twelve Months Ended
	December 31, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$60	$(135)	$(75)

Investment securities — available for sale	12,389	272	12,661
Investment securities — held to maturity	(3,262)	275	(2,987)
Investment securities — tax exempt	85	4	89

Total investment securities	9,212	551	9,763

Federal funds sold	(735)	(493)	(1,228)
Loans, net of unearned discounts [3]	4,731	(16,533)	(11,802)

TOTAL INTEREST INCOME	$13,268	$(16,610)	$(3,342)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(6)	$(36)	$(42)
NOW	70	(3,667)	(3,597)
Money market	635	(3,676)	(3,041)
Time	(4,279)	(6,296)	(10,575)
Foreign
Time	0	0	0

Total interest-bearing deposits	(3,580)	(13,675)	(17,255)

Borrowings
Securities sold under agreements to repurchase — customers	352	(1,889)	(1,537)
Securities sold under agreements to repurchase — dealers	1,009	(191)	818
Federal funds purchased	876	(407)	469
Commercial paper	(359)	(530)	(889)
Short-term borrowings — FHLB	1,291	(318)	973
Short-term borrowings — FRB	47	0	47
Short-term borrowings — other	14	(45)	(31)
Long-term borrowings — FHLB	3,607	(374)	3,233
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	6,837	(3,754)	3,083

TOTAL INTEREST EXPENSE	$3,257	$(17,429)	$(14,172)

NET INTEREST INCOME	$10,011	$819	$10,830

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2008 has been included in the change in volume.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.